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                                                                     EXHIBIT 2.2


                       ASSIGNMENT OF PURCHASER'S INTEREST
                           IN ASSET PURCHASE AGREEMENT
                          ----------------------------


               THOR INDUSTRIES, INC., a Delaware corporation ("Assignor"), in consideration of Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby assigns, transfers, conveys and sets over to CHAMPION BUS, INC., a Delaware corporation and a wholly-owned subsidiary of Assignor ("Assignee"), all of Assignor's right, title and interest as the purchaser under that certain Asset Purchase Agreement dated December 23, 1997, as amended December 31, 1997 (the "Agreement") among Champion Motor Coach, Inc., a Michigan corporation, as seller, and the Assignor, as purchaser (the "Agreement").

               TO HAVE AND TO HOLD, unto the Assignee, its successors and assigns, forever.

               AND THE ASSIGNEE hereby agrees to assume and perform all of the Assignor's obligations under the Agreement.

               IN WITNESS WHEREOF, the Assignor and the Assignee have executed and delivered this Assignment as of the 29th day of January, 1998.


                                   ASSIGNOR:

                                   THOR INDUSTRIES, INC.,
                                   a Delaware corporation

                                   By:  /s/ Walter L. Bennett
                                        ---------------------------------------
                                        Name:     Walter L. Bennett
                                        Title:    Senior Vice President
                                                  (Finance) and Secretary


                                   ASSIGNEE:

                                   CHAMPION BUS, INC.
                                   a Delaware corporation

                                   By:  /s/ Walter L. Bennett
                                        ---------------------------------------
                                        Name:     Walter L. Bennett
                                        Title:    Secretary